UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 24, 2011
Constant Contact, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

1601 Trapelo Road
Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 24, 2011, Constant Contact, Inc. (the “Company”) and Eric S. Groves, the Company’s Senior Vice President, Corporate Strategy, Development and Innovation, entered into a Transition Agreement (the “Transition Agreement”) regarding Mr. Grove’s resignation as the Company’s Senior Vice President, Corporate Strategy, Development and Innovation and continued employment with the Company for a transition period.
     Pursuant to the Transition Agreement, Mr. Groves will remain employed as the Company’s Senior Vice President, Corporate Strategy, Development and Innovation until his resignation on August 15, 2011 (the “Resignation Date”) and will continue to report to the Company’s President and Chief Executive Officer. Mr. Groves will receive the same base salary, fringe benefits and stock option vesting to which he was entitled immediately prior to the execution of the Transition Agreement. Mr. Groves will also receive a quarterly cash incentive bonus, pro rated for the actual number of days during 2011 for which he is employed up until the Resignation Date, and payable in accordance with the same timing and payroll policies and procedures as such quarterly cash incentive bonuses are paid to the Company’s executive management team generally and the Company’s 2011 Executive Cash Incentive Bonus Plan. Notwithstanding the foregoing, Mr. Groves’ 2011 cash incentive bonus for the quarter in which the Resignation Date falls shall not include the individual performance goal component and will instead be weighted as follows: (i) 50% quarterly revenue growth, (ii) 19% adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue, and (iii) 31% customer satisfaction survey results.
     Under the terms of the Transition Agreement, after the Resignation Date and subject to Mr. Groves’ execution of a release of claims, Mr. Groves will be entitled to receive a severance payment of $119,166.63 to be paid in 11 semi-monthly payments in accordance with the Company’s normal payroll policies and procedures and less all applicable taxes and withholdings.
     If Mr. Groves timely elects to continue medical and/or dental insurance coverage after the Resignation Date in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, the Company will pay the Company portion of his monthly premium payments for the period of time that he is receiving severance pursuant to the Transition Agreement. Mr. Groves still will be responsible for the same employee portion of the premium during such period being paid by active employees participating in the same health program.
     During Mr. Groves’ continued employment pursuant to the Transition Agreement and continuing until the Resignation Date, any outstanding, unvested options or restricted stock units awarded under the terms of any stock option agreements and/or restricted stock unit agreements previously entered into by Mr. Groves and the Company will continue to vest in accordance with the terms of the applicable agreement and related documents. There will be no acceleration of vesting in connection with the Transition Agreement.
     Pursuant to the terms of the Transition Agreement, the Executive Severance Agreement dated as of December 3, 2010 by and between the Company and Mr. Groves (the “Severance Agreement”) and the Offer Letter, dated as of December 12, 2000, by and between the Company and Mr. Groves, as amended December 9, 2008 (the “Offer Letter”), were terminated effective as of the date of the Transition Agreement.
     The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     As disclosed in Item 1.01 of this Current Report on Form 8-K, pursuant to the terms of the Transition Agreement, the Severance Agreement and the Offer Letter were terminated effective as of the date of the Transition Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
     See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: May 24, 2011	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transition Agreement, dated May 24, 2011, by and between Constant Contact, Inc. and Eric S. Groves.